EXHIBIT 99.1

Investor Contact:	Press Contact:

Jeff Carberry	Eric Nash
Stamps.com Investor Relations	Stamps.com Public Relations
(310) 482-5830	(310) 482-5942
invrel@stamps.com	publicrelations@stamps.com

STAMPS.COM ANNOUNCES RECORD FOURTH QUARTER 2014 RESULTS

Core Revenue up 32%; Non-GAAP Diluted Earnings Per Share of $0.72

El Segundo, CA – February 11, 2015 – Stamps.com® (Nasdaq: STMP), the leading provider of postage online and shipping software solutions, today announced results for the fourth quarter and fiscal year ended December 31, 2014.

Highlights for the fourth quarter:

•	Core Mailing and Shipping revenue, which includes the ShipStation and ShipWorks subsidiaries, was $39.8 million, up 32% compared to the fourth quarter of 2013.

•	Total revenue was $41.9 million, up 29% compared to the fourth quarter of 2013.

•	GAAP net income was $8.9 million or $0.54 per fully-diluted share, including $2.7 million of stock-based compensation expense, $0.7 million of amortization expense of acquired intangibles, $7.6 million of contingent consideration charges, $1.4 million of non-recurring expenses, and a non-cash income tax benefit of $9.6 million.

•	On a non-GAAP basis, excluding the stock-based compensation expense, intangible amortization expense, contingent consideration charge, non-recurring expenses and non-cash income tax benefit, income from operations was $11.9 million, net income was $11.7 million and net income per fully-diluted share was $0.72.

"We were very pleased with our financial performance in the fourth quarter,” said Ken McBride, Stamps.com's chairman and CEO.  “The 2014 year was a transformational one for Stamps.com with our acquisitions of ShipStation and ShipWorks, which positions us as a leader in the e-commerce shipping market. During the fourth quarter we made great progress integrating our recent acquisitions, and we accelerated our growth, generating record fourth quarter revenue and non-GAAP income.  We are excited about our future prospects and look forward to capitalizing on our opportunities in 2015.”

Fourth Quarter 2014 Detailed Results

Core Mailing and Shipping revenue, including the small business, enterprise and high volume shipping customer segments, and excluding the enhanced promotion and PhotoStamps revenue, was $39.8 million, up 32% versus the fourth quarter of 2013.  Non-core Mailing and Shipping revenue from the enhanced promotion channel, which includes online programs where additional promotions are provided directly by marketing partners, was $0.5 million, down 25% versus the fourth quarter of 2013 as the Company continued to minimize its investment in this area. Non-core PhotoStamps revenue was $1.5 million, up 4% versus the fourth quarter of 2013 as a result of increased high volume business orders. Mailing and Shipping gross margin was 79.9%, PhotoStamps gross margin was 20.8% and total gross margin was 77.8%.

Fourth quarter GAAP net income was $8.9 million. On a per share basis, total fourth quarter 2014 GAAP net income was $0.54 based on 16.4 million fully-diluted shares outstanding. Fourth quarter 2014 GAAP net income was reduced by $2.7 million of stock-based compensation expense, $0.7 million of amortization expense of acquired intangibles, $7.6 million of contingent consideration charges resulting from changes to the fair value of the contingent consideration for the ShipStation acquisition, and $1.4 million of non-recurring expenses which primarily resulted from legal settlements during the quarter. The fourth quarter 2014 GAAP net income also increased from a non-cash income tax benefit of $9.6 million resulting from the reversal of the Company’s net deferred tax asset valuation allowance.

Non-GAAP and GAAP amounts are reconciled in the following table:

Fourth Quarter Fiscal 2014 All amounts in millions except per share or margin data:	Non-GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Contingent Consideration Charge	Non-recurring Expenses	Income Tax Benefit	GAAP Amounts

Cost of Revenues	$9.16	$0.14	$-	$-	$-	$-	$9.30
Research & Development	3.51	0.44	-	-	-	-	3.95
Sales & Marketing	11.57	0.54	-	-	-	-	12.11
General & Administrative	5.70	1.61	0.71	7.58	1.39	-	16.99

Total Expenses	29.93	2.73	0.71	7.58	1.39	-	42.35

Gross Margin	78.1%	(0.3%)	--	--	--	--	77.8%

Income (Loss) from Operations	11.92	(2.73)	(0.71)	(7.58)	(1.39)	-	(0.50)

Operating Margin	28.5%	(6.5%)	(1.7%)	(18.1%)	(3.3%)	-	(1.2%)

Interest and Other Income	0.08	-	-	-	-	-	0.08

Pre-Tax Income (Loss)	12.00	(2.73)	(0.71)	(7.58)	(1.39)	-	(0.42)

Benefit for Income Taxes	(0.26)	-	-	-	-	9.57	9.32

Net Income	11.74	(2.73)	(0.71)	(7.58)	(1.39)	9.57	8.90

On a diluted per share basis	$0.72	$(0.17)	$(0.04)	$(0.46)	$(0.09)	$0.58	$0.54

Shares used in per share calculation	16.37	16.37	16.37	16.37	16.37	16.37	16.37

Excluding the stock-based compensation expense, intangible amortization expense, contingent consideration charge, non-recurring expenses, and non-cash income tax benefit, fourth quarter 2014 non-GAAP operating income was $11.9 million and non-GAAP net income was $11.7 million or $0.72 per share based on 16.4 million fully-diluted shares outstanding. This compares to fourth quarter 2013 non-GAAP operating income of $9.9 million and non-GAAP net income of $10.1 million or $0.61 per share based on fully-diluted shares outstanding of 16.6 million. Therefore fourth quarter non-GAAP operating income, non-GAAP net income, and non-GAAP fully-diluted earnings per share increased by 20%, 16% and 18% year-over-year, respectively.

2014 Detailed Results

Total 2014 revenue was $147.3 million, an increase of 15% versus $127.8 million in 2013. Core Mailing and Shipping revenue, including the small business, enterprise and high volume shipping customer segments, and excluding the enhanced promotion and PhotoStamps revenue, was $139.7 million, up 16% versus 2013.  Non-core Mailing and Shipping revenue from the enhanced promotion channel, which includes online programs where additional promotions are provided directly by marketing partners, was $2.1 million, down 26% versus 2013 as the Company continued to minimize its investment in this area. Non-core PhotoStamps revenue was $5.4 million, up 16% versus 2013 as a result of increased high volume business orders.

Total 2014 GAAP net income was $36.9 million, including approximately $5.1 million of stock-based compensation expense, $1.4 million of amortization expense of acquired intangibles, $8.4 million of contingent consideration charges resulting from changes to the fair value of the contingent consideration for the ShipStation acquisition, $2.3 million of non-recurring expenses, including expenses related to acquisitions and legal settlements, and a non-cash income tax benefit of $13.6 million resulting from the reversal of the Company’s net deferred tax asset valuation allowance. On a per share basis, total 2014 GAAP net income was $2.25 based on fully-diluted shares outstanding for the year of 16.4 million. Non-GAAP and GAAP amounts are reconciled in the following table:

Fiscal Year 2014 All amounts in millions except per share or margin data:	Non-GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Contingent Consideration Charge	Non-recurring Expenses	Income Tax Benefit	GAAP Amounts

Cost of Revenues	$32.50	$0.40	$-	$-	$-	$-	$32.91
Research & Development	12.31	1.00	-	-	-	-	13.31
Sales & Marketing	42.70	0.95	-	-	-	-	43.66
General & Administrative	18.67	2.78	1.39	8.44	2.31	-	33.58

Total Expenses	106.19	5.13	1.39	8.44	2.31	-	123.46

Gross Margin	77.9%	(0.3%)	-	-	-	-	77.7%

Income (Loss) from Operations	41.08	(5.13)	(1.39)	(8.44)	(2.31)	-	23.81

Operating Margin	27.9%	(3.5%)	(0.9%)	(5.7%)	(1.6%)	-	16.2%

Interest and Other Income	0.38	-	-	-	-	-	0.38

Pre-Tax Income (Loss)	41.46	(5.13)	(1.39)	(8.44)	(2.31)	-	24.18

Benefit for Income Taxes	(0.86)	-	-	-	-	13.55	12.70

Net Income	40.60	(5.13)	(1.39)	(8.44)	(2.31)	13.55	36.88

On a diluted per share basis	$2.47	$(0.31)	$(0.08)	$(0.51)	$(0.14)	$0.83	$2.25

Shares used in per share calculation	16.42	16.42	16.42	16.42	16.42	16.42	16.42

Excluding the stock-based compensation expense, intangible amortization expense, contingent consideration charge, non-recurring expenses, and non-cash income tax benefit, 2014 non-GAAP operating income was $41.1 million and non-GAAP net income was $40.6 million or $2.47 per share based on fully diluted shares outstanding of 16.4 million. This compares to 2013 non-GAAP operating income of $38.6 million, non-GAAP net income of $38.9 million and non-GAAP net income per fully diluted share of $2.39. Therefore 2014 non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per share increased by 6%, 4% and 4% year-over-year, respectively.

Taxes

The Company released the remaining valuation allowance against its deferred tax assets (“DTA”) during the fourth quarter.  The Company retains approximately $54 million DTA on the balance sheet as of December 31, 2014. Beginning in 2015, the Company expects to report GAAP tax expenses at an effective tax rate of approximately 36%.  The Company will continue to use its net operating losses and other tax credits and thus expects to pay alternative minimum cash taxes for 2015 consistent with prior years.

NOL Update

The Company has significant tax net operating losses (“NOL”) which could potentially be impaired by shifts in ownership under Section 382 of the Internal Revenue Code. The Company estimates its ownership shift was at approximately 11% as of December 31, 2014, which is below the 50% level that could trigger a potential impairment of its NOL asset. As part of its ongoing program to preserve future use of its NOL asset, the Company requests that any shareholder contemplating becoming a 5% shareholder contact the Company before doing so.

Share Repurchase

During the fourth quarter of 2014, the Company did not repurchase any shares. The Company’s current repurchase plan remains in effect through November 2015 with a remaining authorization of one million shares.

Business Outlook

For 2015, the Company estimates revenue to be in a range of $160 to $180 million and non-GAAP net income per fully-diluted share to be in a range of $2.50 to $2.90. Non-GAAP net income per fully-diluted share excludes non-cash stock based compensation expense which is estimated to be approximately $11 million; non-cash amortization of acquired intangibles which is estimated to be approximately $3 million; non-cash change in contingent consideration charges; non-cash tax expenses or benefits; and non-recurring items.

Company Customer Metrics

A complete set of the quarterly customer metrics for the past nine fiscal years is available at http://investor.stamps.com (under a tab on the left side called Company Information, Metrics).

Quarterly Conference Call

The Stamps.com financial results conference call will be webcast today at 5:00 p.m. Eastern Time and may be accessed at http://investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the webcast, a replay of the call will be available at the same website.

About Stamps.com, ShipStation and ShipWorks

Stamps.com (Nasdaq: STMP) is a leading provider of Internet-based postage services. Stamps.com’s service enables customers to print U.S. Postal Service-approved postage with just a computer, printer and Internet Connection, right from their homes or offices.  The Company has been the leader in transforming the world of mailing and shipping for small business owners, e-commerce sellers, high volume shippers and enterprise organizations alike. The Company currently has PC Postage partnerships with Avery, Microsoft, HP, the U.S. Postal Service and others.

ShipStation is the leading web-based shipping solution that helps eCommerce retailers import, organize, process, package, and ship their orders quickly and easily from any web browser. ShipStation features the most integrations of any eCommerce web-based solution with approximately 75 shopping carts, marketplaces, package carriers, and fulfillment services. Integration partners include eBay, PayPal, Amazon, Etsy, Square, Shopify, BigCommerce, Volusion, Magento, Squarespace, and carriers such as USPS, UPS, FedEx and DHL.  ShipStation has sophisticated automation features such as automated order importing, custom hierarchical rules, product profiles, and fulfillment solutions that enable its customers to complete their orders, wherever they sell, and however they ship.

ShipWorks is the leading client-based shipping solution that helps high volume shippers import, organize process, fulfill, and ship their orders quickly and easily from any standard PC. With integrations to approximately 65 shopping carts, marketplaces, package carriers, and fulfillment services, ShipWorks has the most integrations of any high-volume client shipping solution.  Package carriers include USPS, UPS, FedEx, DHL, OnTrac and many more.  Marketplace and shopping cart integrations include eBay, PayPal, Amazon, Etsy, Shopify, BigCommerce, Volusion, Channel Advisor, Magento, and many more.  ShipWorks has sophisticated automation features such as a custom rules engine, automated order importing, automatic product profile detection, and fulfillment automation, which enable high volume shippers to complete their orders, quickly and efficiently.

About Non-GAAP Measures and Share Repurchase Timing

To supplement the Company’s condensed consolidated financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP pre-tax income, non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP gross margin and non-GAAP operating margin. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the financial tables of this earnings release.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude items such as stock-based compensation, asset write-offs, one-time expenses such as those associated with the relocation of its corporate headquarters, dividend-related compensation expense, legal settlements and reserves, amortization expense of acquired intangibles, acquisition and integration related corporate development expenses, contingent consideration charges and non-cash income tax adjustments, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management’s internal comparison of the Company’s financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  Note that the Company does not believe that a quantitative reconciliation to GAAP net income in its 2015 business outlook is reasonably available because of the difficulty of predicting such matters as the change in contingent consideration charge which could be a material expense or gain that could result in a significantly different GAAP amount. The timing of share repurchases, if any, and the number of shares to be bought at any one time will depend on market conditions and the Company’s assessment of the risk that its net operating loss asset could be impaired if such repurchases were undertaken. Share repurchases may be made from time-to-time on the open market or in negotiated transactions at the Company's discretion in compliance with Rule 10b-18 of the United States Securities and Exchange Commission. The Company's purchase of any of its shares may be subject to limitations imposed on such purchases by applicable securities laws and regulations and the rules of the Nasdaq Stock Market.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about anticipated results that involve risks and uncertainties. Important factors, including the Company's ability to complete and ship its products, maintain desirable economics for its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo, ShipStation, ShipWorks and PhotoStamps are trademarks or registered trademarks of Stamps.com Inc. and its subsidiaries. All other brands and names are property of their respective owners.

STAMPS.COM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data: unaudited)

	Three Months ended December 31,		Twelve Months ended December 31,
	2014	2013	2014	2013
Revenues:
Service	$33,075	$24,772	$115,696	$99,013
Product	4,440	4,144	16,883	16,580
Insurance	2,817	1,998	9,217	7,515
PhotoStamps	1,510	1,450	5,450	4,710
Other	11	-	23	1
Total revenues	41,853	32,364	147,269	127,819
Cost of revenues:
Service	5,746	3,019	19,687	15,422
Product	1,397	1,372	5,516	5,694
Insurance	962	709	3,210	2,685
PhotoStamps	1,196	1,076	4,493	3,699
Total cost of revenues	9,301	6,176	32,906	27,500
Gross profit	32,552	26,188	114,363	100,319
Operating expenses:
Sales and marketing	12,110	10,179	43,659	39,449
Research and development	3,950	2,771	13,309	10,958
General and administrative	9,409	4,241	25,147	15,794
Contingent consideration charges	7,578	-	8,438	-
Total operating expenses	33,047	17,191	90,553	66,201
(Loss) income from operations	(495)	8,997	23,810	34,118

Interest and other income, net	79	139	375	480
(Loss) income before income taxes	(416)	9,136	24,185	34,598
Income tax benefit	(9,318)	(9,735)	(12,697)	(9,555)
Net income	$8,902	$18,871	$36,882	$44,153
Net income per share:
Basic	$0.56	$1.17	$2.30	$2.81
Diluted	$0.54	$1.13	$2.25	$2.71
Weighted average shares outstanding:
Basic	15,952	16,124	16,011	15,691
Diluted	16,372	16,640	16,417	16,298

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2014	December 31, 2013

ASSETS
Cash and investments	$57,630	$87,210
Accounts receivable	12,325	17,504
Other current assets	6,071	6,541
Property and equipment, net	30,427	29,763
Goodwill and intangible assets, net	86,463	1,047
Deferred tax	53,816	40,262
Other assets	7,999	4,791
Total assets	$254,731	$187,118

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$22,521	$13,928
Contingent consideration	25,015	-
Deferred revenue	2,164	1,425
Total liabilities	49,700	15,353

Stockholders' equity:
Common stock	51	51
Additional paid-in capital	678,075	668,724
Treasury stock	(172,410)	(159,522)
Accumulated deficit	(300,746)	(337,628)
Accumulated other comprehensive income	61	140
Total stockholders' equity	205,031	171,765
Total liabilities and stockholders' equity	$254,731	$187,118